Exhibit 99.1

January 27, 2017

INTREorg Systems, Inc.

556 Silicon Drive, Suite 103

Southlake, TX 76092

Attn: Thomas Lindholm — Director & Executive Officer

Redgie Green — Director

Dear Tom and Redgie:

This letter is to notify the Board of INTREorg Systems, Inc. that I will be resigning from the Board effective today, January 27, 2017. My personal companies are expanding and based on my responsibilities with those companies I need to allocate all of my efforts to support them.

It has been a pleasure serving with you on the INTREorg Systems Board, and I wish you both success as you work to move the Company forward.

Best Regards,

Michael

Farmer